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AMENDMENT NO. 4 TO TRANSACTION AGREEMENT

        This AMENDMENT NO. 4 TO TRANSACTION AGREEMENT, dated as of February 9, 2018 (this "Amendment"), is made by and among Envigo International Holdings, Inc., a Delaware corporation (the "Company"), Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company ("Parent"), Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), Avista Healthcare NewCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent ("NewCo") and Jermyn Street Associates LLC, solely in its capacity as Shareholder Representative (the "Shareholder Representative"). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

        WHEREAS, the Company, Parent, Merger Sub and NewCo are parties to that certain Transaction Agreement, dated as of August 21, 2017, as amended by that certain Amendment No. 1, dated as of November 22, 2017, as further amended by that certain Amendment No. 2, dated as of December 22, 2017 and as further amended by that certain Amendment No. 3, dated as of January 21, 2018 (the "Transaction Agreement");

        WHEREAS, pursuant to Section 8.13 of the Transaction Agreement, the Transaction Agreement may not be amended except by an instrument in writing signed (including by electronic means) on behalf of each of the parties thereto; and

        WHEREAS, each of the parties to the Transaction Agreement agrees to amend the Transaction Agreement as described below.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

        1.     Effective as of the date of this Amendment, the Transaction Agreement is hereby amended as follows:

        (a)   The sixth recital of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

          "WHEREAS, on August 21, 2017, the Class B Holders entered into a letter agreement, as amended and restated on January 21, 2018 and as further amended and restated on or about the date of this Amendment in the form attached hereto as Exhibit A (the "Parent Sponsor Letter Agreement"), pursuant to which the Class B Holders shall agree to surrender to Parent an aggregate 4,715,576 Class B Shares and 4,100,000 Private Placement Warrants (as defined below) upon the terms and subject to the conditions set forth therein;"

        (b)   Section 1.2(a) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) The Class B Holders shall surrender to Parent an aggregate 4,715,576 Class B Shares and 4,100,000 Private Placement Warrants, pursuant to the Parent Sponsor Letter Agreement."

        (c)   The definition of "Aggregate Payment Amount" in Section 8.1 of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

          ""Aggregate Payment Amount" means (a) 283,686,737 plus the Aggregate Exercise Amount minus (b) Company Transaction Expenses, minus (c) any Leakage (other than Permitted Leakage), (d) minus any prepayment penalties related to any repayment of the Indebtedness of the Company or any of its Subsidiaries."

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        (d)   Section 8.17 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

          "8.17 Consent to Amendment of Parent Sponsor Letter. The parties hereto, other than Parent, hereby consent to Parent's entry into the Parent Sponsor Letter Agreement, as amended and restated on January 21, 2018 and as further amended and restated on or about the date of this Amendment, in the form attached hereto as Exhibit A."

        2.     The parties hereto hereby agree that, except as specifically provided in this Amendment, the Transaction Agreement shall remain in full force and effect without any other amendments or modifications.

        3.     The provisions of Sections 8.3 through 8.13 of the Transaction Agreement are hereby incorporated into this Amendment by reference and shall be applicable to this Amendment for all purposes.

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        IN WITNESS WHEREOF, each party has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

ENVIGO INTERNATIONAL HOLDINGS, INC.
By:	/s/ MARY PATRICIA HENAHAN
	Name:	Mary Patricia Henahan
	Title:	Chief Financial Officer
AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.
By:	/s/ DAVID BURGSTAHLER
	Name:	David Burgstahler
	Title:	President and Chief Executive Officer
AVISTA HEALTHCARE MERGER SUB, INC.
By:	/s/ ROBERT GIRARDI
	Name:	Robert Girardi
	Title:	Vice President and Secretary
AVISTA HEALTHCARE NEWCO, LLC
By:	/s/ ROBERT GIRARDI
	Name:	Robert Girardi
	Title:	Vice President and Secretary
JERMYN STREET ASSOCIATES LLC, solely in its capacity as Shareholder Representative
By:	/s/ SCOTT CRAGG
	Name:	Scott Cragg
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4]

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 Exhibit A

Form of Amended and Restated Parent Sponsor Letter Agreement

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AMENDMENT NO. 4 TO TRANSACTION AGREEMENT
Exhibit A
Form of Amended and Restated Parent Sponsor Letter Agreement